                              AMENDED AND RESTATED

                        INVESTMENT SUB-ADVISORY AGREEMENT

                                     BETWEEN

                      INDEPENDENCE CAPITAL MANAGEMENT, INC.

                                       AND

                         T. ROWE PRICE ASSOCIATES, INC.

         AMENDED AND RESTATED INVESTMENT SUB-ADVISORY AGREEMENT, made as of August 1, 2004 by and between INDEPENDENCE CAPITAL MANAGEMENT, INC. ("Adviser"), a corporation organized and existing under the laws of the State of Pennsylvania, and T. ROWE PRICE ASSOCIATES, INC. ("Sub-Adviser"), a corporation organized and existing under the laws of the State of Maryland.

                                   WITNESSETH:

         WHEREAS, Penn Series Funds, Inc. ("Penn Series") is an open-end management investment company registered as such under the Investment Company Act of 1940, as amended (the "Act"), and is authorized to issue shares in separate series with each series representing interests in a separate fund of securities and other assets;

         WHEREAS, Adviser and Sub-Adviser are engaged principally in the business of rendering investment advisory services and are registered as investment advisers under the federal Investment Advisers Act of 1940, as amended;

         WHEREAS, Adviser renders investment advisory services to Penn Series pursuant to an investment advisory agreement entered into by Penn Series and Adviser;

         WHEREAS, Adviser desires Sub-Adviser to render investment sub-advisory services to Penn Series in the manner and on the terms and conditions hereinafter set forth; and Sub-Adviser desires to render such services, in such manner and under such terms;

         WHEREAS, Sub-Adviser presently provides investment sub-advisory services to the Flexibly Managed and High Yield Bond Funds, each a portfolio of Penn Series, pursuant to an Investment Sub-Advisory Agreement, dated as of May 1, 1998, as amended as of May 11, 2000; and

         WHEREAS, Adviser and Sub-Adviser desire to amend and restate their existing Investment Sub-Advisory Agreement to reflect, inter alia, the addition of the Growth Equity Fund, a portfolio of Penn Series, to the Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

         1. INVESTMENT SUB-ADVISORY SERVICES. Sub-Adviser shall serve as investment sub-adviser and shall supervise and direct the cash, securities and other assets of each portfolio of Penn Series listed on Schedule A (each, a "Fund," and together, the "Funds"), and to exercise all rights incidental to ownership in accordance with the investment objectives, program and restrictions applicable to the Funds as provided in Penn Series' Prospectus and Statement of Additional Information, as amended from time to time, and such other limitations as may be imposed by law or as Penn Series may impose with notice in writing to Sub-Adviser. To enable Sub-Adviser to fully exercise its discretion, Adviser hereby appoints Sub-Adviser as agent and attorney-in-fact for the Funds with full power and authority to buy, sell and otherwise deal in securities and contracts for the Funds. No investment will be made by Sub-Adviser for Funds if that investment would violate the objectives, investment restrictions or limitations of a Fund set out in the prospectus and the Statement of Additional Information ("SAI") previously delivered to the Sub-Adviser or to be delivered. Sub-Adviser shall not take custody of any assets of Penn Series, but shall issue settlement instructions to the custodian designated by Penn Series (the "Custodian"). Sub-Adviser shall, in its discretion, obtain and evaluate such information relating to the economy, industries, businesses, securities markets and securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets and resources of the Funds in a manner consistent with the investment objectives of the Funds. In furtherance of this duty, Sub-Adviser, as agent and attorney-in-fact with respect to Adviser and Penn Series, is authorized, in its discretion and without prior consultation with Penn Series, to:

         (i) buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds, and other securities or assets; and

         (ii) place orders and negotiate the commissions (if any) for the execution of transactions in securities with or through such brokers, dealers, underwriters or issuers as Sub-Adviser may select, in conformance with the provisions of Paragraph 4 herein; and

         (iii)    take such other actions Sub-Adviser deems to be appropriate;

provided, however, that Sub-Adviser shall make no investment for the Funds that would violate the objectives, program, restrictions or limitations of the Funds.

         2. ACCOUNTING AND RELATED SERVICES. Sub-Adviser agrees to cooperate with the Accounting Services Agent appointed by Penn Series pursuant to the Accounting Services Agreement entered into by Penn Series and the Accounting Services Agent. As requested from time to time, Sub-Adviser shall provide Penn Series and its Accounting Services Agent with such information as may be reasonably necessary to properly account for financial transactions with respect to the Funds.

         3. FEES.

         A. PAYMENT OF FEES. For the services Sub-Adviser renders to Penn Series under this Agreement, Adviser will pay Sub-Adviser fees based on the average daily net assets of each Fund.

         B. FEE RATES. The fee rate payable under this Agreement with respect to each of the Funds are set forth on Schedule B, which is attached hereto and made a part of this Agreement.

         C. METHOD OF COMPUTATION. Each Fund's fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly to Sub-Adviser as of the first business day of the next succeeding calendar month. Said daily fee will be computed by multiplying the fraction of one over the number of calendar days in the year by the annual rate applicable to the Fund as set forth in Schedule B, and multiplying this product by the net assets of the Fund. A Fund's net assets, for purposes of the calculations described above, will be determined in accordance with Penn Series' Prospectus and SAI as of the close of business on the most recent previous business day on which Penn Series was open for business. If this Agreement is terminated before the end of the month, the fee for the period from the beginning of such month to the date of termination shall be prorated based upon services provided through the date of termination.

         4. BROKERAGE. In executing portfolio transactions and selecting brokers or dealers for the Funds, Sub-Adviser will use its best efforts to seek the best price and the most favorable execution of its orders. In assessing the best price and the most favorable execution for any transaction, Sub-Adviser shall consider the breadth of the market in the security, the price of the security, the skill, financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any. Where best price and most favorable execution will not be compromised, Sub-Adviser may take into account the research and related services that the broker has provided to the Funds or the Sub-Adviser. It is understood that the Sub-Adviser will not be deemed to have acted unlawfully or to have breached a fiduciary duty to the Funds or be in breach of any obligation owing to the Funds under this Agreement, or otherwise, by reason of its having directed a securities transaction on behalf of the Funds to a broker-dealer in compliance with the provisions of Section 28(e) of the Securities Exchange Act of 1934, as amended, or as described from time to time in the Penn Series' Prospectus and SAI. Sub-Adviser shall advise Penn Series' Board of Directors, when requested, as to all payments of commissions and as to its brokerage policies and practices and shall follow such reasonable instructions with respect thereto as may be given by Penn Series' Board.

         5. USE OF THE SERVICES OF OTHERS. Sub-Adviser may (at its cost except as contemplated by Section 4 of this Agreement) employ, retain or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing Penn Series, Adviser or itself, as appropriate, with such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities or such other information, advice or assistance as Sub-Adviser may deem necessary, appropriate or convenient for the discharge of its obligations hereunder or otherwise helpful to Penn Series and Adviser, or in the discharge of Sub-Adviser's overall responsibilities with respect to the other accounts which it serves as investment adviser.

         6. PERSONNEL, OFFICE SPACE, AND FACILITIES. Sub-Adviser at its own expense shall furnish or provide and pay the cost of such office space, office equipment, office personnel, and office services as it, or any affiliated corporation of Sub-Adviser, requires in the performance of services under this Agreement.

         7. OWNERSHIP OF SOFTWARE AND RELATED MATERIAL. All computer programs, magnetic tapes, written procedures and similar items developed and used by Sub-Adviser or any affiliate in performance of this Agreement are the property of Sub-Adviser and will not become the property of Penn Series or Adviser.

         8. REPORTS TO PENN SERIES AND COOPERATION WITH ACCOUNTANTS. Sub-Adviser, and any affiliated corporation of Sub-Adviser performing services for Adviser and Penn Series described in this Agreement, shall furnish to or place at the disposal of Penn Series and Adviser, such information, reports, evaluations, analyses and opinions as Penn Series and Adviser may, at any time or from time to time, reasonably request or as Sub-Adviser may deem helpful, to reasonably ensure compliance with applicable laws and regulations or for any other purpose. Sub-Adviser and its affiliates shall cooperate with Penn Series' independent public accountants and take all reasonable action in the performance of services and obligations under this Agreement to assure that the information needed by such accountants is made available to them for the expression of their opinion without any qualification as to the scope of their examination, including, but not limited to, their opinion included in Penn Series' annual report under the Act and annual amendment to Penn Series' registration statement under the Act.

         9. REPORTS TO SUB-ADVISER. Penn Series and/or Adviser shall furnish or otherwise make available to Sub-Adviser such prospectuses, SAI, financial statements, proxy statements, reports, articles of incorporation, by-laws and other information relating to the business and affairs of Penn Series as Sub-Adviser may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement. Any printed matter, or other material prepared for distribution to the stockholders of Penn Series or the public, which refers in any way to Sub-Adviser or any affiliated corporation of Adviser other than merely to identify Sub-Adviser as the Sub-Adviser, shall be furnished to Sub-Adviser at least 14 days prior to use thereof. Penn Series and Adviser shall not use such material if Sub-Adviser shall object thereto in writing within 7 days after its receipt by Sub-Adviser. In the event of termination of this Agreement, Penn Series and Adviser shall, on written request of Sub-Adviser, forthwith delete any reference to Sub-Adviser or any affiliated corporation of Sub-Adviser from any materials prepared on behalf of Penn Series.

         10. OWNERSHIP OF RECORDS. All records required to be maintained and kept current by Penn Series pursuant to the provisions of rules or regulations of the Securities and Exchange Commission under Section 31(a) of the Act and that are maintained and kept current by Sub-Adviser or any affiliated corporation of Sub-Adviser on behalf of Penn Series are the property of Penn Series. Such records will be preserved by Sub-Adviser itself or through an affiliated corporation for the periods prescribed in Rule 3la-2 under the Act, where applicable, or in such other applicable rules that may be adopted from time to time under the Act. Such records may be inspected by representatives of Penn Series and Adviser at reasonable times and, in the event of termination of this Agreement, will be promptly delivered to Adviser and Penn Series upon request.

         11. SERVICES TO OTHER CLIENTS. Nothing herein contained shall limit the freedom of Sub-Adviser or any affiliated person of Sub-Adviser to render investment supervisory and other services to other investment companies, to act as investment advisor or investment counselor to other persons, firms or corporations or to engage in other business activities; but so long as this Agreement or any extension, renewal or amendment hereof shall remain in effect as to the Funds, or until Sub-Adviser shall otherwise consent, Sub-Adviser shall be the only investment Sub-Adviser to the Funds. It is understood that Sub-Adviser may give advice and taken action for its other clients which may differ from advice given, or the timing or nature of action taken, for a Fund. Sub-Adviser is not obligated to initiate transactions for a Fund in any security which Sub-Adviser, its principals, affiliates or employees may purchase or sell for its or their own accounts or other clients.

         12. CONFIDENTIAL RELATIONSHIP. Information furnished by Penn Series or by one party to another, including Penn Series' or a party's respective agents and employees, is confidential and shall not be disclosed to third parties unless upon request of regulatory authority or as otherwise required by law. Sub-Adviser, on behalf of itself and its affiliates and representatives, agrees to keep confidential all records and other information relating to Adviser or Penn Series (as the case may be), except after prior notification to and approval in writing by Adviser or Penn Series (as the case may be), which approval shall not be unreasonably withheld, and may not be withheld, where Sub-Adviser or any affiliate may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when so requested by Adviser and Penn Series.

         13. PROXIES. Subject to such oversight as the Board of Directors of Penn Series shall deem appropriate, Sub-Adviser shall vote proxies solicited by or with respect to the issuers of securities held in a Fund.

         14. INSTRUCTIONS, OPINION OF COUNSEL AND SIGNATURES. At any time Sub-Adviser may apply to an officer of Penn Series for instructions, and may consult legal counsel for Penn Series, in respect of any matter arising in connection with this Agreement, and Sub-Adviser shall not be liable for any action taken or omitted by it or by any affiliate in good faith in accordance with such instructions or with the advice or opinion of Penn Series' legal counsel. Sub-Adviser and its affiliates shall be protected in acting upon any instruction, advice, or opinion provided by Penn Series or its legal counsel and upon any other paper or document delivered by Penn Series or its legal counsel believed by Sub-Adviser to be genuine and to have been signed by the proper person or persons and shall not be held to have notice of any change of authority of any officer or agent of Penn Series, until receipt of written notice thereof from Penn Series.

         15. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS. Except as such responsibility may be placed upon Sub-Adviser or any affiliate by the terms of this Agreement, and except for the accuracy of information furnished to Penn

Series by Sub-Adviser or any affiliate, Sub-Adviser does not assume responsibility for the preparation, contents and distribution of the prospectuses for Penn Series, for complying with any applicable requirements of the Act, the Securities Exchange Act of 1934, the Securities Act of 1933, or any other laws, rules and regulations of governmental authorities having jurisdiction over Penn Series.

         16. LIMITATION OF LIABILITY. Neither Sub-Adviser nor any of its affiliates, their respective officers, directors, employees or agents, or any person performing executive, administrative, trading, or other functions for Penn Series (at the direction or request of Sub-Adviser), or Sub-Adviser or its affiliates in connection with the discharge of obligations undertaken or reasonably assumed with respect to this Agreement, shall be liable for any error of judgment or mistake of law or for any loss suffered by Penn Series in connection with the matters to which this Agreement relates, except for such error, mistake or loss resulting from willful misfeasance, bad faith, negligence or willful misconduct in the performance of its, his or her duties on behalf of Penn Series or constituting or resulting from a failure to comply with any term of this Agreement. Sub-Adviser shall not be responsible for any loss incurred by reason of any act or omission of the Custodian or of any broker, dealer, underwriter or issuer selected by Sub-Adviser with reasonable care.

         17. OBLIGATIONS OF ADVISER AND SUB-ADVISER. It is expressly agreed that the obligations of Adviser and Sub-Adviser hereunder shall not be binding upon any of their directors, shareholders, nominees, officers, agents or employees, personally. The execution and delivery of this Agreement have been authorized in accordance with the governing documents of each party and in accordance with applicable law, and shall be signed by an authorized officer of each party, acting as such, and shall be binding on each party.

         18. INDEMNIFICATION BY ADVISER. Adviser will indemnify and hold Sub-Adviser harmless from all loss, cost, damage and expense, including reasonable expenses for legal counsel, incurred by Sub-Adviser resulting from:
(i) any action or omission of Sub-Adviser or any affiliated corporation, with respect to any service described in this Agreement, upon instructions reasonably believed by Sub-Adviser or any affiliated corporation to have been executed by an individual who has been identified in writing by Penn Series as a duly authorized officer of Penn Series or Adviser; (ii) any action of Sub-Adviser or any affiliated corporation, with respect to any service described in this Agreement upon information provided by Penn Series or Adviser in form and under policies agreed to by Sub-Adviser and Penn Series or Adviser. Sub-Adviser shall not be entitled to such indemnification in respect of actions or omissions constituting negligence or willful misconduct of Sub-Adviser or its affiliates, agents or contractors, or constituting a failure by Sub-Adviser or any affiliate to comply with any term of this Agreement. Prior to the confession of any claim against Adviser which may be subject to this indemnification, Sub-Adviser shall give Adviser reasonable opportunity to defend against said claim in its own name or in the name of Sub-Adviser.

         19. INDEMNIFICATION BY SUB-ADVISER. Sub-Adviser will indemnify and hold harmless Penn Series and Adviser from all loss, cost, damage and expense, including reasonable expenses for legal counsel, incurred by Penn Series and Adviser and resulting from any claim, demand, action or suit arising out of Sub-Adviser's or any affiliate's failure to comply with any term of this Agreement or which arise out of the willful misfeasance, bad faith, negligence or misconduct of Sub-Adviser, its affiliates, their agents or contractors. Neither Penn Series nor Adviser shall be entitled to such indemnification in respect of actions or omissions constituting negligence or willful misconduct of Penn Series or Adviser, or their agents or contractors or constituting a failure by Adviser to comply with any term of this Agreement; provided, that such negligence or misconduct is not attributable to Sub-Adviser or any person that is an affiliate of Sub-Adviser or an affiliate of an affiliate of Sub-Adviser. Prior to confessing any claim against it which may be subject to this indemnification, Adviser shall give Sub-Adviser reasonable opportunity to defend against said claim in its own name or in the name of Adviser. For purposes of this Section 19 and of Section 18 hereof, no broker or dealer shall be deemed to be acting as agent or contractor of Sub-Adviser or any affiliate of Sub-Adviser, in effecting or executing any portfolio transaction for the Fund.

         20. FURTHER ASSURANCES. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         21. TERM OF AGREEMENT. The term of this Agreement shall begin on the date first above written, and unless sooner terminated as hereinafter provided, this Agreement shall remain in effect until two years from date of execution. Thereafter, this Agreement shall continue in effect from year to year with respect to each Fund, subject to the termination provisions and all other terms and conditions hereof, so long as such continuation shall be specifically approved at least annually (a) by either the Board of Directors of Penn Series, or by a vote of a majority of the outstanding voting securities of the series of shares of Penn Series representing interests in the Fund and (b) in either event by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the directors of Penn Series who are not parties to this Agreement or interested persons of any such party. Sub-Adviser shall furnish to Penn Series, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement with respect to each Fund or any extension, renewal or amendment hereof.

         22. AMENDMENT AND ASSIGNMENT OF AGREEMENT. This Agreement may not be amended or assigned without the written consent of the parties hereto, and without the affirmative vote of a majority of the outstanding voting securities of the series of shares of Penn Series representing interests in the affected Fund, and, without affecting any claim for damages or other right that any party hereto may have as a result thereof, this Agreement shall automatically and immediately terminate in the event of its assignment.

         23. TERMINATION OF AGREEMENT. This Agreement may be terminated by Adviser, Penn Series or by Sub-Adviser, with respect to a Fund, without payment of any penalty, upon 60 days' prior notice in writing from Penn Series to Sub-Adviser, or upon 90 days' prior notice in writing from Sub-Adviser to Penn Series; provided, that in the case of termination by Adviser or Penn Series, such action shall have been authorized by resolution of a majority of its directors who are not interested persons of any party to this Agreement, or by vote of a majority of the outstanding voting securities of the series of shares of Penn Series representing interests in the affected Fund.

         24. MISCELLANEOUS.

         A. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         B. INTERPRETATION. Nothing herein contained shall be deemed to require Penn Series to take any action contrary to its Articles of Incorporation or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Directors of Penn Series of its responsibility for and control of the conduct of the affairs of Penn Series.

         C. DEFINITIONS. Any question of interpretation of any terms or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to the Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested person," "assignment," and "affiliated person," as used herein, shall have the meanings assigned to them by Section 2(a) of the Act. In addition, where the effect of a requirement of the Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         D. NOTICE. Notice under the Agreement shall be in writing, addressed and delivered or sent by registered or certified mail, postage prepaid, to the addressed party at such address as such party may designate for the receipt of such notices. Until further notice, it is agreed that for this purpose the address of Adviser is Independence Capital Management, Inc., 600 Dresher Road, Horsham, PA 19044, Attention: President, and that of Sub-Adviser is T. Rowe Price Associates, Inc., 100 East Pratt Street, Baltimore, Maryland 21202, Attention:
                  General Counsel.

         E. STATE LAW. The Agreement shall be construed and enforced in accordance with and governed by the laws of Maryland except where such state laws have been preempted by Federal law.

         F. COUNTERPARTS. This Agreement may be entered into in counterparts, each of which when so executed and delivered shall be deemed to be an original, and together shall constitute one document.

         G. ENTIRE AGREEMENT; SEVERABILITY. This Agreement is the entire agreement of the parties and supersedes all prior or contemporaneous written or oral negotiations, correspondence, agreements and understandings regarding the subject matter hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any and all other provisions hereof. In the event the terms of this Agreement are applicable to more than one portfolio of Penn Series, the Adviser is entering into this Agreement with the Sub-Adviser on behalf of each respective Fund severally and not jointly, with the express intention that the provisions contained in each numbered section hereof shall be understood as applying separately with respect to each Fund as if contained in separate agreements between the Adviser and Sub-Adviser for each such Fund. In the event that this Agreement is made applicable to any additional Funds by way of a Schedule executed subsequent to the date first indicated above, provisions of such Schedule shall be deemed to be incorporated into this Agreement as it relates to such Fund so that, for example, the execution date for purposes of Section 21 of this Agreement with respect to such Fund shall be the execution date of the relevant Schedule.

         H. NO THIRD PARTY BENEFICIARIES. Neither party intends for this Agreement to benefit any third-party not expressly named in this Agreement.

         I. CONSULTATION AMONG SUB-ADVISERS. In performance of its duties and obligations under this Agreement, the Sub-Adviser shall not consult with any other sub-adviser to a Penn Series portfolio concerning transactions in securities or other assets for a Fund, except as permitted by Rule 12d3-1 under the Act.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first above written.


Attest:                                   INDEPENDENCE CAPITAL MANAGEMENT, INC.

/s/ Barbara S. Wood                       By:  /s/ Peter M. Sherman
-----------------------                       ---------------------------------
Barbara S. Wood                                    Peter M. Sherman
Secretary                                          President


Attest:                                   T. ROWE PRICE ASSOCIATES, INC.

/s/ Linda C. Cosby                        By:  /s/ Darrell N. Braman
-----------------------                       ---------------------------------
Name:  Linda C. Cosby                     Name:  Darrell N. Braman
Title: Assistant Vice President           Title: Vice President

                                   SCHEDULE A
                                     TO THE
             AMENDED AND RESTATED INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                      INDEPENDENCE CAPITAL MANAGEMENT, INC.
                                       AND
                         T. ROWE PRICE ASSOCIATES, INC.


                           DATED AS OF AUGUST 1, 2004



                             PENN SERIES FUNDS, INC.
                             ----------------------

                              Flexibly Managed Fund
                              High Yield Bond Fund
                               Growth Equity Fund

                                   SCHEDULE B
                                     TO THE
             AMENDED AND RESTATED INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                      INDEPENDENCE CAPITAL MANAGEMENT, INC.
                                       AND
                         T. ROWE PRICE ASSOCIATES, INC.


                           DATED AS OF AUGUST 1, 2004


1.       FLEXIBLY MANAGED FUND AND HIGH YIELD BOND FUND

         A. FEE RATE. Pursuant to Section 3B, the Adviser shall pay the Sub-Adviser compensation at an annual rate based on the average daily net assets of the Flexibly Managed Fund and High Yield Bond Fund (for purposes of this
Section 1, collectively, the "Funds") as follows:

         (i) 0.50% (50 basis points) with respect to the first $250,000,000 of the combined total average daily net assets of the Funds;

         (ii) 0.40% (40 basis points) with respect to the next $250,000,000 of the combined total average daily net assets of the Funds; and

         Provided, the fee rate shall be 0.40% (40 basis points) with respect to all average daily net assets of the Funds at such time the combined total average daily net assets of the Funds exceed $500,000,000.

         To eliminate any discontinuity between the tiered fee schedule and the flat fee at the $500,000,000 breakpoint, Sub-Adviser will provide Adviser a transitional credit described below. This credit will apply at asset levels between $450,000,000 and $500,000,000.

         To best accommodate the circumstances where the Funds' combined assets fall beneath $500,000,000 and to prevent a decline in the Funds' combined assets from causing an increase in the absolute dollar fee, Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original-tiered fee schedule. This credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $500,000,000, when the flat fee schedule would be triggered or,
         (b) fall below a threshold of $450,000,000 where the original-tiered fee schedule would be fully reapplied.

         The credit is determined by prorating the difference between the tiered fee schedule and the flat fee ($250,000 per annum at all asset levels) over the difference between $500,000,000 and the current portfolio size for billing purposes. The credit would approach $250,000 annually when the Funds' combined assets were close to $500,000,000 and fall to zero at $450,000,000.

         The transitional credit is determined as follows:

         Funds' Combined Assets - $450,000,000  x  $250,000
         --------------------------------------------------
                                  $50,000,000

         B. EXPENSE LIMITATION FOR THE FLEXIBLY MANAGED AND HIGH YIELD BOND FUNDS. The expense limitations of each of the Flexibly Managed Fund and High Yield Bond Fund (for purposes of this Section 2, each, a "Fund"), as a percentage of such Fund's average daily net assets, are 1.00% and 0.90%, respectively. To the extent that a Fund's total expenses for a fiscal year (excluding interest, taxes, brokerage, other expenses which are capitalized in accordance with generally accepted accounting principles, and extraordinary expenses, but including investment advisory and accounting, administrative and corporate service fees before any adjustment pursuant to this provision) exceed the expense limitation for the Fund, one-half of such excess amount shall be a liability of Sub-Adviser to Adviser. The liability (if any) of Sub-Adviser to pay Adviser one-half of such excess amount shall be determined on a daily basis. If, at the end of each month, there is any liability of Sub-Adviser to pay Adviser such excess amount, the fee shall be reduced by such liability. If, at the end of each month, there is no liability of Sub-Adviser to pay Adviser such excess amount and if payments of the fee at the end of prior months during the fiscal year have been reduced in excess of that required in this subsection, such excess reduction shall be recaptured by Sub-Adviser and shall be payable by Adviser to Sub-Adviser along with the fee payable to Sub-Adviser for that month. If, at the end of the fiscal year, there is any remaining liability of Sub-Adviser to pay Adviser such excess amount (which has not been paid through reduction of the fee), Sub-Adviser shall remit to Adviser an amount sufficient to pay such remaining liability.

2. GROWTH EQUITY FUND.

         A. FEE RATE. Pursuant to Section 3B, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

         (i) Forty basis points (0.40%) of the first $500,000,000 of average daily net assets of the Growth Equity Fund;

         (ii) Thirty-five basis points (0.35%) of average daily net assets of the Growth Equity Fund in excess of $500,000,000.